Cuisine Solutions Reports Second Quarter Fiscal 2007 Results

Premium, fully-cooked, frozen food manufacturer’s sales up 40.1% and net income up 106.7%

ALEXANDRIA, Va.—(BUSINESS WIRE)—January 23, 2007 — Cuisine Solutions, Inc. (AMEX: FZN - News) (the “Company”) today announced its results for the second quarter of fiscal year 2007. Revenue in the second quarter of fiscal year 2007 increased $6,653,000 from $16,595,000 to $23,248,000, a 40.1% increase compared to the second quarter of the fiscal 2006, due primarily to increases in sales in the retail and military. Retail and Military sales increased by 66.1% and 76.3%, respectively, from $5,679,000 and $2,647,000 in fiscal 2006, to $9,434,000 and $4,666,000 in fiscal 2007.

“We continue to get closer to reaching our goal of being the leader in the emerging category of premium, fully-cooked, frozen food,” states CEO Stanislas Vilgrain. “We are building our retail customer base one customer at a time and one taste at a time. Word of mouth about the exceptional quality and convenience of our food seems to be spreading. We will continue to develop new and innovative items to complement our existing successful products.”

The Company reported net income for the second quarter of fiscal 2007 of $1,628,000 compared to $787,000 for the second quarter of fiscal 2006. The 106.7% increase in net income was primarily due to a 40.1% increase in sales. Net earnings per share from continuing operations were $.10 for the second quarter fiscal 2006 compared to $.05 the same quarter last year.

Second quarter net sales by region for fiscal 2007 and 2006 were as follows:

	Q2 Fiscal 2007	Q2 Fiscal 2006	$ Change	% Change
U.S.	$16,713,000	$11,567,000	$5,146,000	44.5%
France	6,535,000	5,028,000	1,507,000	30.0%

Total Net Sales	$23,248,000	$16,595,000	$6,653,000	40.1%

Second quarter net sales by sales channel for fiscal 2007 and 2006 were as follows:

	Q2 Fiscal 2007	Q2 Fiscal 2006	$ Change	% Change
Food Service	$3,681,000	$3,616,000	65,000	1.8%
On Board Services	4,634,000	3,819,000	815,000	21.3%
Retail	9,434,000	5,679,000	3,755,000	66.1%
Military	4,666,000	2,647,000	2,019,000	76.3%
National Restaurant Chain	833,000	834,000	(1,000)	(0.1%)

Total	$23,248,000	$16,595,000	$6,653,000	40.1%

Cuisine Solutions U.S. sales during the second quarter of fiscal 2007 and 2006 by sales channel were as follows:

	Q2 Fiscal 2007	Q2 Fiscal 2006	$ Change	% Change
Food Service	$2,210,000	$2,296,000	$(86,000)	(3.7%)
On Board Services	2,277,000	1,893,000	384,000	20.3%
Retail	6,727,000	3,897,000	2,830,000	72.6%
Military	4,666,000	2,647,000	2,019,000	76.3%
National Restaurant Chain	833,000	834,000	(1,000)	(0.1%)

Total	$16,713,000	$11,567,000	$5,146,000	44.5%

Cuisine Solutions France sales during the second quarter of fiscal 2007 and 2006 were as follows:

	Q2 Fiscal 2007	Q2 Fiscal 2006	$ Change	% Change
Sales in U.S. dollars	$6,535,000	$5,028,000	$1,507,000	30.0%
Sales in Euros	€5,114,000	€4,209,000	€905,000	21.5%
Average exchange rate	0.7825	0.8371

Cuisine Solutions France’s sales during the second quarter of fiscal 2007 and 2006 by sales channel were as follows:

	Q2 Fiscal 2007	Q2 Fiscal 2006	$ Change	% Change
Food Service	$1,471,000	$1,320,000	$151,000	11.4%
On Board Services	2,357,000	1,926,000	431,000	22.4%
Retail	2,707,000	1,782,000	925,000	51.9%

Total	$6,535,000	$5,028,000	$1,507,000	30.0%

A comparison of net sales, gross margin and gross margin percentage for the second quarter of fiscal 2007 and 2006 are as follows:

	Twelve weeks ended
	December 9, 2006	December 10, 2005	% Change
	(Dollars in thousands)
Net sales	$23,248	$16,595	40.1%
Gross margin	$5,782	$4,181	38.3%
Gross margin percentage	24.9%	25.2%

Fiscal 2007 Year to Date Results

Revenue in the first two quarters of fiscal year 2007 increased $6,107,000 from $31,347,000 to $37,454,000, a 19.5% increase compared to the first two quarters of the fiscal 2006, due to an increase in sales across all Cuisine Solutions sales channels. Retail sales increased substantially by 67.8% while sales in the Food Service, On Board Services, Military and National Restaurant Chain increased by 5.8%, 4.0%, 1.6% and 18.5% respectively, during the first two quarters of fiscal 2007 compared to the same period in fiscal 2006.

The Company reported net income for the first two quarters of fiscal 2007 of $2,153,000 compared to $2,309,000 for the first two quarters of fiscal 2006. The 6.8% decrease in net income was primarily due to an increase in selling and administrative expense as a result of additional startup costs associated with the new production facility purchased in France and the additional space leased in the U.S. Net earnings per share from continuing operations were $.13 for the first two quarters of fiscal 2007 compared to $.14 for the same two quarters last year.

First two quarters net sales by region for fiscal 2007 and 2006 were as follows:

	YTD Fiscal 2007	YTD Fiscal 2006	$ Change	% Change
U.S.	$26,610,000	$22,159,000	$4,451,000	20.1%
France	10,844,000	9,188,000	1,656,000	18.0%

Total Net Sales	$37,454,000	$31,347,000	$6,107,000	19.5%

First two quarters net sales by sales channel for fiscal 2007 and 2006 were as follows:

	YTD Fiscal 2007	YTD Fiscal 2006	$ Change	% Change
Food Service	$6,093,000	$5,758,000	$335,000	5.8%
On Board Services	8,762,000	8,422,000	340,000	4.0%
Retail	12,495,000	7,466,000	5,029,000	67.4%
Military	8,499,000	8,365,000	134,000	1.6%
National Restaurant Chain	1,605,000	1,336,000	269,000	20.1%

Total	$37,454,000	$31,347,000	$6,107,000	19.5%

Cuisine Solutions U.S. sales during the first two quarters of fiscal 2007 and 2006 by sales channel were as follows:

	YTD Fiscal 2007	YTD Fiscal 2006	$ Change	% Change
Food Service	$3,669,000	$3,507,000	$162,000	4.6%
On Board Services	4,403,000	4,216,000	187,000	4.4%
Retail	8,434,000	4,735,000	3,699,000	78.1%
Military	8,499,000	8,365,000	134,000	1.6%
National Restaurant Chain	1,605,000	1,336,000	269,000	20.1%

Total	$26,610,000	$22,159,000	$4,451,000	20.1%

Cuisine Solutions France sales during the first two quarters of fiscal 2007 and 2006 were as follows:

	YTD Fiscal 2007	YTD Fiscal 2006	$ Change	% Change
Sales in U.S. dollars	$10,844,000	$9,188,000	$1,656,000	18.0%
Sales in Euros	€8,497,000	€7,617,000	€880,000	11.6%
Average exchange rate	0.784	0.829

Cuisine Solutions France’s sales during the first two quarters of fiscal 2007 and 2006 by sales channel were as follows:

	YTD Fiscal 2007	YTD Fiscal 2006	$ Change	% Change
Food Service	$2,424,000	$2,251,000	$173,000	7.7%
On Board Services	4,359,000	4,206,000	153,000	3.6%
Retail	4,061,000	2,731,000	1,330,000	48.7%

Total	$10,844,000	$9,188,000	$1,656,000	18.0%

A comparison of net sales, gross margin and gross margin percentage for the first two quarters of fiscal 2007 and 2006 are as follows:

	Twenty four weeks ended
	December 9, 2006	December 10, 2005	% Change
	(Dollars in thousands)
Net sales	$37,454	$31,347	19.5%
Gross margin	$8,952	$8,267	8.3%
Gross margin percentage	23.9%	26.4%

This news release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements, including, without limitation, the fiscal 2007 financial guidance being presented this year for the first time, reflect the current expectations of the company and its management team. However, the Company cannot guarantee that any such forward-looking statement will be realized. Achievement of projected or implied future results, including, without limitation, the company’s projected Fiscal 2007 financial results, is subject to numerous risks and uncertainties—including, without limitation, the risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission—and the possibility of inaccurate assumptions that could cause actual results to vary materially from the results expressed or implied in this presentation. Among these risks and uncertainties are the Company’s assumptions related to the performance of certain aspects of its business upon which its future financial results may be materially reliant, including, without limitation, projected sales generated by its military, retail, onboard services, food service and national restaurant chain channels, changes in product mix and corresponding changes in average unit price and production efficiencies, and costs related to new facilities and other expenditures incident to plans to future growth. Material changes in any of these or other financial factors may cause actual results to differ materially from any projections made herein. In addition, except as required by law, the Company does not undertake and does not intend to update any forward-looking statement that it may make in this presentation or in any other context, from time to time, including, without limitation, the fiscal 2007 financial projections discussed in this presentation, nor does the Company undertake or intend to provide financial projections on an interim basis. The Company does not undertake or intend to provide any additional financial guidance until the next annual meeting.

Contact:

Cuisine Solutions, Inc., Alexandria, VA.
Lillian Liu, 703-270-2918
lliu@cuisinesolutions.com